Exhibit 99.1

Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
SECOND QUARTER 2011 RESULTS
Total 2011 Investments of $268 Million Year-to-Date,
Including $18.0 Million Investment in Dallas-area LTACH in July
     Birmingham, AL — August 4, 2011 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended June 30, 2011.
SECOND QUARTER AND RECENT HIGHLIGHTS
•	Reported second quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.16 and $0.16, respectively;

•	Invested $18.0 million in 40-bed LTACH in DeSoto, Texas in July;

•	Completed previously announced refinancing and $450 million offering of unsecured notes;

•	Completed repurchase of 85% of the $82.0 million issue of 9.25% exchangeable notes due 2013 in July;

•	Expects $75 million investment involving the Hoboken University Medical Center to close in the third quarter;

•	Paid 2011 second quarter cash dividend of $0.20 per share on July 14, 2011.
OPERATING RESULTS
          The Company reported second quarter 2011 Normalized FFO and AFFO of $17.5 million and $17.8 million, or $0.16 and $0.16 per diluted share, respectively. Normalized FFO and AFFO for the second quarter of 2010 were $15.8 million and $28.6 million, or $0.15 and $0.28 per diluted share, respectively. AFFO for the second quarter of 2010 included collection of $12.0 million of early payment of additional rent. All 2011 per share amounts were affected by a 7% increase in the weighted average diluted common shares outstanding to 110.6 million for the quarter ended June 30, 2011, from 103.5 million for the same period in 2010, primarily due to the common stock offering of 29.9 million shares completed in April of 2010.
     For the six months ended June 30, 2011, Normalized FFO and AFFO were $37.9 million and $39.0 million, or $0.34 and $0.35 per diluted share, respectively. For the corresponding period in 2010, Normalized FFO and AFFO were $31.5 million and $45.5 million, or $0.35 and $0.50 per diluted share, respectively.
     A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
DIVIDEND
     The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on July 14, 2011 to stockholders of record on June 16, 2011.
LIQUIDITY
     Subsequent to the previously described refinancing transactions that were completed during the second quarter, the Company used approximately $93.0 million of proceeds to make investments in hospital real estate and operations (including $75.0 million committed to the completion of the previously described Hoboken transaction) and $82.4 million to repurchase approximately 85% of the Company’s 9.25% exchangeable notes that mature in March 2013. As of June 30, 2011, MPT held $227.9 million in cash (including the proceeds committed to Hoboken) and had available undrawn credit facilities aggregating $321.0 million. Tenants at two of MPT’s hospitals (with an aggregated net book value of $37.0 million) have indicated the intent to reacquire the real estate pursuant to the expiring leases.
PORTFOLIO UPDATE
     Subsequent to June 30, 2011, the Company acquired the real estate and an indirect 25% interest in the operations of a newly constructed long-term acute care hospital in the Dallas, Texas suburb of DeSoto.
     The Company purchased the real estate of the 40-bed, 37,000 square foot facility and 3.5 acres for $13.0 million. The hospital includes 28 medical/surgical beds and a 12-bed intensive care unit. The initial term of the 15-year net lease expires in July 2026 and has three five-year renewal options. The operator of the facility is Vibra Healthcare. MPT has also agreed to fund up to $2.5 million as a secured working capital loan to the operator and has made an indirect investment in the operating entity of $2.5 million.
     In the second quarter, the Company entered into previously described definitive agreements for a transaction involving HUMC Holdco, LLC and the Hoboken University Medical Center in New Jersey. Completion of this transaction is expected prior to the end of the third quarter and remains subject to regulatory and bankruptcy court approval and other customary closing conditions. There is no assurance of such approvals or that the closing will occur in the third quarter or at all.
     At June 30, 2011, the Company had total real estate investments of approximately $1.4 billion comprised of 58 healthcare properties in 22 states leased to 19 hospital operating companies. Two of these investments are in the form of mortgage loans.
FUTURE OPERATIONS OUTLOOK
     Based solely on the portfolio as of June 30, 2011 and including the Hoboken and DeSoto acquisitions, the recent note offering and the tender offer for the 9.25% notes, the Company estimates that annualized Normalized FFO per share would approximate $0.72 to $0.76 per diluted share. The Company further estimates that its existing portfolio of assets plus approximately $325 million of assets expected to be acquired with available liquidity will generate Normalized FFO of between $0.93 and $0.97 per diluted share on an annualized basis once fully invested. This estimate assumes that average initial yields on new investments will range from 9.75% to 10.5%.
     These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, costs of acquisitions, new interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions; nor do they include earnings, if any, from the Company’s profits interests or other investments in lessees. In addition, this estimate will change if $325 million in new acquisitions are not completed or such investments’ average initial yields are lower or higher than the range of 9.75% to 10.5%, market interest rates change, debt is refinanced, assets are sold, the River Oaks property is leased, other operating expenses vary or existing leases do not perform in accordance with their terms.
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast on Thursday, August 4, 2011 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2011. The dial-in telephone numbers for the conference call are 866-730-5762 (U.S.) and 857-350-1586 (International); using passcode 64403027. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.
     A telephone and webcast replay of the call will be available from shortly after the completion through August 11, 2011. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 35237562.
     The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2010, as amended, and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,227,250,997	$1,032,369,288
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,392,250,997	1,197,369,288
Accumulated depreciation and amortization	(92,342,635)	(76,094,356)

Net investment in real estate assets	1,299,908,362	1,121,274,932

Cash and cash equivalents	227,905,625	98,408,509
Interest and rent receivable	26,676,630	26,175,635
Straight-line rent receivable	32,983,500	28,911,861
Other loans	54,978,453	50,984,904
Other assets	36,267,617	23,057,868

Total Assets	$1,678,720,187	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$718,308,852	$369,969,691
Accounts payable and accrued expenses	46,377,266	35,974,314
Deferred revenue	20,847,300	23,136,926
Lease deposits and other obligations to tenants	24,484,952	20,156,716

Total liabilities	810,018,370	449,237,647

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,571,240 shares at June 30, 2011 and 110,225,052 shares at December 31, 2010	110,571	110,225
Additional paid in capital	1,055,389,297	1,051,785,240
Distributions in excess of net income	(179,930,751)	(148,530,467)
Accumulated other comprehensive income (loss)	(6,709,695)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	868,597,079	899,461,904

Non-controlling interests	104,738	114,158

Total Equity	868,701,817	899,576,062

Total Liabilities and Equity	$1,678,720,187	$1,348,813,709

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues
Rent billed	$29,108,490	$24,311,336	$57,781,213	$45,559,628
Straight-line rent	2,069,633	(217,600)	3,804,306	1,593,170
Interest and fee income	5,269,955	6,499,243	10,561,196	14,298,480

Total revenues	36,448,078	30,592,979	72,146,715	61,451,278

Expenses
Real estate depreciation and amortization	8,355,023	5,766,003	16,248,279	11,890,895
Impairment charge	564,005	—	564,005	12,000,000
Property-related	256,056	926,680	316,997	1,455,873
Acquisition expenses	616,081	884,523	2,656,053	949,163
General and administrative	7,818,054	8,579,124	14,692,315	14,684,064

Total operating expenses	17,609,219	16,156,330	34,477,649	40,979,995

Operating income	18,838,859	14,436,649	37,669,066	20,471,283

Other income (expense)
Interest and other income	20,627	29,058	6,225	13,432
Debt refinancing costs	(3,788,998)	(6,214,211)	(3,788,998)	(6,214,211)
Interest expense	(12,386,552)	(8,556,353)	(20,526,479)	(18,014,081)

Net other expense	(16,154,923)	(14,741,506)	(24,309,252)	(24,214,860)

Income (loss) from continuing operations	2,683,936	(304,857)	13,359,814	(3,743,577)
Income (loss) from discontinued operations	(882)	6,537,097	147,223	7,162,417

Net income	2,683,054	6,232,240	13,507,037	3,418,840
Net income attributable to non-controlling interests	(43,409)	(9,120)	(87,786)	(17,690)

Net income attributable to MPT common stockholders	$2,639,645	$6,223,120	$13,419,251	$3,401,150

Earnings per common share — basic and diluted:
Income (loss) from continuing operations	$0.02	$—	$0.12	$(0.05)
Income from discontinued operations	—	0.06	—	0.08

Net income attributable to MPT common stockholders	$0.02	$0.06	$0.12	$0.03

Dividends declared per common share	$0.20	$0.20	$0.40	$0.40

Weighted average shares outstanding — basic	110,589,329	103,497,945	110,494,506	91,336,728
Weighted average shares outstanding — diluted	110,600,421	103,497,945	110,504,105	91,336,728

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
FFO information:
Net income attributable to MPT common stockholders	$2,639,645	$6,223,120	$13,419,251	$3,401,150
Participating securities’ share in earnings	(281,310)	(328,185)	(596,670)	(678,906)

Net income, less participating securities’ share in earnings	$2,358,335	$5,894,935	$12,822,581	$2,722,244

Depreciation and amortization
Continuing operations	8,355,023	5,766,003	16,248,279	11,890,895
Discontinued operations	—	330,765	—	1,085,979
Loss (gain) on sale of real estate	—	(6,161,756)	(5,324)	(6,177,825)

Funds from operations	$10,713,358	$5,829,947	$29,065,536	$9,521,293

Acquisition costs	616,081	884,523	2,656,053	949,163
Debt refinancing costs	3,788,998	6,214,211	3,788,998	6,214,211
Executive severance	—	2,830,221	—	2,830,221
Real estate impairment charge	564,005	—	564,005	—
Loan impairment charge	—	—	—	12,000,000
Write-off of other receivables	1,845,968	—	1,845,967	—

Normalized funds from operations	$17,528,410	$15,758,902	$37,920,559	$31,514,888

Share-based compensation	1,823,597	1,433,366	3,661,306	2,963,100
Debt costs amortization	1,011,107	1,259,000	1,998,062	2,736,390
Additional rent received in advance (A)	(300,000)	10,000,000	(600,000)	10,000,000
Straight-line rent revenue	(2,280,189)	176,908	(4,014,863)	(1,674,554)

Adjusted funds from operations	$17,782,925	$28,628,176	$38,965,064	$45,539,824

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.02	$0.06	$0.12	$0.03
Depreciation and amortization
Continuing operations	0.08	0.06	0.14	0.13
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	(0.06)	—	(0.07)

Funds from operations	$0.10	$0.06	$0.26	$0.10

Acquisition costs	0.01	—	0.03	0.01
Debt refinancing costs	0.03	0.06	0.03	0.07
Executive severance	—	0.03	—	0.03
Real estate impairment charge	—	—	—	—
Loan impairment charge	—	—	—	0.14
Write-off of other receivables	0.02	—	0.02	—

Normalized funds from operations	$0.16	$0.15	$0.34	$0.35

Share-based compensation	0.02	0.02	0.03	0.03
Debt costs amortization	—	0.01	0.02	0.03
Additional rent received in advance (A)	—	0.10	—	0.11
Straight-line rent revenue	(0.02)	—	(0.04)	(0.02)

Adjusted funds from operations	$0.16	$0.28	$0.35	$0.50

(A)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.
Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.